EXHIBIT 10.1

AMENDMENT SIX

TO THE

REGIONS FINANCIAL CORPORATION

SUPPLEMENTAL 401(K) PLAN

THIS AMENDMENT to the Regions Financial Corporation Supplemental 401(k) Plan as amended and restated effective January 1, 2001 (the “Plan”) is adopted by the Benefits Management Committee effective as of January 1, 2007.

WITNESSETH:

WHEREAS, Regions Financial Corporation (“Regions”) maintains the Plan and such Plan is currently in effect; and

WHEREAS, Regions wishes to amend the Plan, effective January 1, 2007, to provide specific deferral provisions for “performance-based Compensation” pursuant to Internal Revenue Code Section 409A; and

WHEREAS, the Benefits Management Committee is authorized to adopt this amendment to the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1. Amend Section 1.1 by adding to the end of the definition of “Deferral Election” the following:

Notwithstanding the foregoing, effective January 1, 2007, with respect to “performance based Compensation” as defined in this paragraph, a Participant may execute a special Performance-Based Compensation Deferral Election on a form prescribed by the Company to elect to reduce his or her performance-based Compensation for the Plan Year by a whole percentage up to the applicable limit in Section 401(a)(17) of the Code, and a separate percentage with respect to performance-based Compensation in excess of such limit. Such Performance-Based Compensation Deferral Election must be executed on or before the date that is six months before the end of the performance period, and the Participant must have performed services continually from the later of (i) the beginning of the performance period, or (ii) the date the performance criteria are established through the date an election is made in accordance with this paragraph. The election shall become irrevocable on the first day it is effective. Termination of employment shall automatically revoke a Performance-Based Compensation Deferral Election. The Company shall reduce the amount of a Performance-Based Compensation Deferral Election as necessary to provide for mandatory withholding for taxes and other mandatory withholding, including withholding for health and welfare benefits (but not for 401(k) contributions). “Performance-based Compensation” is Compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria (i.e., established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established) relating to a performance period of at least 12 consecutive months. Performance-based Compensation will not include any amount or portion of any amount that will be paid either (i) regardless of performance, or (ii) based upon a level of performance that is substantially certain to be met at the time the criteria are established. The determination of “performance-based Compensation” shall be made in accordance with Code Section 409A and the regulations thereunder.

2. Amend Section 2.2 by adding to the end thereof the following: “Notwithstanding the foregoing, a Performance-Based Compensation Deferral Election shall be made within the time period described in the definition of “Deferral Election” in Section 1.1.”

3. Amend Section 3.3 by adding as the sixth sentence thereof the following: “With regard to performance-based Compensation as defined in the definition of “Deferral Election” in Section l.1, a Performance-Based Compensation Deferral Election shall be made within the time period described in the Section 1.1 definition of “Deferral Election.”

4. Except as modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Regions Financial Corporation, acting through the Benefits Management Committee, has caused this Amendment Six to the Plan to be executed on this 16th day of July, 2007.

REGIONS FINANCIAL CORPORATION

By:	/S/ DAVID B. EDMONDS
David B. Edmonds Senior Executive Vice President